First Montauk Financial Corp.
                         Computation of Income per Share
                                   Exhibit 11

                                    "Years ended December 31,"
                                    1996             1995

Primary:

Net income                       $   32,789     $  768,088
                                  ---------      ---------
                                  ---------      ---------

Weighted average number of
  common shares outstanding       7,977,724      8,044,622

Assuming  exercise of options  reduced by the number of shares  which could have been purchased with the proceeds from exercise of such options based on average
 market price                       645,814        377,743
                                  ---------      ---------
Weighted average number of
 common shares outstanding,
 as adjusted                      8,623,538      8,422,365
                                  ---------      ---------
                                  ---------      ---------

Net income per share          $        0.01  $        0.09
                                  ---------      ---------
                                  ---------      ---------
Assuming full dilution:

Net income                    $      32,789  $     768,088
                                  ---------      ---------
                                  ---------      ---------
Weighted average number of
  common shares outstanding       7,977,724      8,044,622

Assuming exercise of options
reduced
   by the number of shares which
   could have been purchased
   with the proceeds from
   exercise of such options
   based on ending market price     689,135        856,709
                                  ---------      ---------

Weighted average number of
  common shares outstanding,
  as adjusted                     8,666,859 *    8,901,331
                                  ---------      ---------
                                  ---------      ---------
Net income per share          $        0.01    $      0.09


     *This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.